THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES
ACT OF ANY STATE (COLLECTIVELY, THE "ACTS").  NEITHER
THIS WARRANT NOR ANY INTEREST THEREIN MAY BE OFFERED,
SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF
IN THE ABSENCE OF AN EFFECTIVE REGISTRATION
STATEMENT WITH RESPECT HERETO UNDER ALL OF THE
APPLICABLE ACTS, OR AN OPINION OF COUNSEL
SATISFACTORY TO THE COMPANY TO THE EFFECT THAT
SUCH REGISTRATIONS ARE NOT REQUIRED.  THIS
WARRANT IS SUBJECT TO OTHER LIMITATIONS ON TRANSFER.

No. 1999-01

WARRANT

to Purchase Common Stock of

LEAPFROG SMART PRODUCTS, INC.
f/k/a  ALBARA CORPORATION

Expiring on November ___, 2009


THIS IS TO CERTIFY THAT, for value received, REAL PROVENCHER, or permitted assigns, is entitled to purchase from LEAPFROG SMART PRODUCTS, INC., a Colorado corporation f/k/a ALBARA CORPORATION (the "Company"), at the place where the Warrant Office designated pursuant to Section 2.1 is located, at a purchase price per share of $5.00 (as adjusted pursuant to the terms of this Warrant, the "Exercise Price"), 350,000 shares of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, no par value, of the Company (the "Common Stock"), and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter set forth.
The Exercise Price shall be adjusted to an amount per share determined by dividing the Exercise Price by 100 in the event the Company shall not have closed within 150 days of the date hereof an equity offering raising an aggregate of at least $2,500,000. The number of shares of the Common Stock purchasable hereunder and the Exercise Price are subject to additional adjustments in accordance with Article III hereof. This Warrant is exercisable on or after the 90th day following the date hereof and shall expire at 5:00 p.m., C.S.T., on November ___, 2009.

Certain Terms used in this Warrant are defined in Article IV.


ARTICLE I

EXERCISE OF WARRANT

1.1 Method of Exercise. This Warrant may be exercised as a whole or in part from time to time. To exercise this Warrant, the holder hereof or permitted assignees of all rights of the registered owner hereof shall deliver to the Company, at the Warrant Office designated in
Section 2.1, (a) a written notice in the form of the Subscription Notice attached as an exhibit hereto, stating therein the election of such holder or such permitted assignees of the holder to exercise this Warrant in the manner provided in the Subscription Notice, (b) payment in full of the Exercise Price (in the manner described below) for all Warrant Shares purchased hereunder, and (c) this Warrant. Subject to compliance with Section 3.1(a)(viii), this Warrant shall be deemed to be exercised on the date of receipt by the Company of the Subscription Notice, accompanied by payment for the Warrant Shares and surrender of this Warrant, as aforesaid, and such date is referred to herein as the "Exercise Date." Upon such exercise (subject as aforesaid), the Company shall issue and deliver to such holder a certificate for the full number of the Warrant Shares purchasable by such holder hereunder, against the receipt by the Company of the total Exercise Price payable hereunder for all the Warrant Shares, in cash or by certified or cashier's check. The Person in whose name the certificate(s) for Common Stock is to be issued shall be deemed to have become a holder of record of such common stock on the Exercise Date.

1.2 Fractional Shares. Instead of any fractional shares of Common Stock which would otherwise be issuable upon exercise of this Warrant, no shares will be issued for less than one-half a share and the Company shall issue a certificate for the next higher number of whole shares of Common Stock for any fraction of a share which is one-half or greater.


ARTICLE II

WARRANT OFFICE; TRANSFER

2.1 Warrant Office. The Company shall maintain an office for certain purposes specified herein (the "Warrant Office"), which office shall initially be the Company's office at 545 Delaney Ave., Orlando FL 32801, and may subsequently be such other office of the Company or of any transfer agent of the Common Stock in the continental United States as to which written notice has previously been given to the holder of this Warrant. The Company shall maintain, at the Warrant Office, a register for the Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each permitted assignee of the rights of the registered owner hereof.

2.2 Ownership of Warrant. The Company may deem and treat the Person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Article II.

2.3 Transfer of Warrants. The Company agrees to maintain at the Warrant Office books for the registration and transfer of this Warrant. The Company, from time to time, shall register the transfer of this Warrant in such books upon surrender of this Warrant at the Warrant Office properly endorsed or accompanied by appropriate instruments of transfer and written instructions for transfer satisfactory to the Company. Upon any such transfer, a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses and charges payable in connection with the transfer of Warrants pursuant to this Section 2.3.

2.4 "Piggyback" Registration. If at any time or times the Company proposes to register any of its Common Stock or other securities under the Securities Act, the Company will at such time give prompt notice of its intention so to do to the registered holder hereof or to the then registered holders of any Warrant Shares not theretofore registered in any offering pursuant to this Section 2.4. If the holder hereof or any such holder of such Warrant Shares wishes to have any Warrant Shares or other securities of Company owned by Holder ( Registrable
Securities ) included in any such registration(s), then such holder, at such holder's option, within 15 business days after receipt of such notice from the Company shall make written request of the Company to include in any such registration(s) any such Registrable Securities owned by holder, or in the case of Warrant Shares which may be owned at the time of the effective date of the registration statement by exercise of this Warrant, and the Company agrees to use its best efforts to include such Registrable Securities owned by Holder in such registration(s); provided that such holder so requesting such registration shall agree, within such 15-day time period (i) to sell and distribute the Registrable Securities in the method adopted by and through underwriters acting for the Company,
(ii) to bear a pro rata share of underwriters' commissions and other expenses which by law may be required to be paid by a selling shareholder (but all other costs and expenses of the registration, including, without limitation, registration and filing fees, printing, accounting and legal fees, costs and disbursements (excluding those of such holder's own counsel, if any), not required by law to be paid by a selling shareholder, shall be paid by the Company), and (iii) to accept with the other selling shareholders a pro rata reduction in the number of shares of Registrable Securities to be sold to the extent that the Company's underwriters are unwilling to purchase for sale or distribution, or sell for the account of the Company and the selling shareholders, the total number of shares that the Company and the selling shareholders desire to sell. Any holder desiring to have any such Registrable Securities included in any such registration(s) shall promptly provide to the Company such information with respect to his Registrable Securities to be so registered as is required for such registration statement.

2.5    Inclusion of Shares in Underwriting.  If the securities
(other than the Common Stock to be registered pursuant to the registration statement) to be registered for sale pursuant to Section 2.4 are to be distributed by or through a firm of underwriters of recognized standing under underwriting terms appropriate for such transaction, then the holder of Registrable Securities agrees that it shall execute appropriate custody agreements and powers of attorney covering such shares.


2.6 Company Indemnification. In the event of any registration under the Securities Act of any securities pursuant to this Article II, the Company will indemnify and hold harmless each holder of the Warrant
Shares and each other Person, if any, which controls (within the meaning of the Securities Act) such holder, against any losses, claims, damages or liabilities, joint or several, to which such holder or controlling Person may become subject under the Securities Act or otherwise, to the extent that such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such holder and each such controlling Person for any legal or any other expenses reasonably incurred by such holder or such controlling Person in connection with investigating or defending any loss, claim, damage, liability or proceeding, except insofar as any such losses, claims, damages, liabilities or expenses result from an untrue statement or omission contained in information furnished in writing to the Company by such holder expressly for use therein.

2.7 Indemnification by Holder. In the event of any registration of any securities under the Securities Act pursuant to this
Article II, the holder of Warrant Shares will (or will furnish the written undertaking of such other Person or Persons as shall be acceptable to the Company to) indemnify and hold harmless the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, or liabilities, joint or several, to which the Company or such controlling Person may become subject under the Securities
Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that any such loss, claim, damage, or liability arising out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, or said prospectus or said amendment or supplement in reliance upon and in conformity within written information furnished to the Company through an instrument duly executed by such holder or any underwriter of such holder's securities specifically for use in the preparation thereof, and such holder will (or will furnish the written undertaking of such other Person or Persons as shall be acceptable to the Company to) reimburse the Company and each such controlling Person for any legal and any other expenses reasonably incurred by the Company or such controlling Person in connection with investigation or defending any such loss, claim, damage, liability, or action.

2.8 Acknowledgment of Rights. The Company will, at the time of the exercise of this Warrant in accordance with the terms hereof, upon the request of the registered holder hereof, acknowledge in writing its continuing obligation to afford to such holder any rights (including without limitation, any right to registration of the Warrant Shares) to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant, provided that if the holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such rights.


2.9 Expenses of Delivery of Warrants. The Company shall pay all expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of Warrants and related Warrant Shares hereunder.

ARTICLE III

ANTI-DILUTION PROVISIONS

3.1    Adjustment of Exercise Price and Number of Warrant Shares.
The Exercise Price shall be subject to adjustment from time to time as hereinafter provided in this Article III. Upon each adjustment of the Exercise Price, the registered holder of the Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of the Common Stock (calculated to the nearest whole share pursuant to Section 1.2) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of the Common Stock purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

(a) Exercise Price Adjustments. The Exercise Price shall be subject to adjustment from time to time as follows:

(i) Issuance of Common Stock. If, at any time, the Company shall issue any Common Stock other than Excluded Stock
(as hereinafter defined) without consideration or for a consideration per share less than the Exercise Price applicable immediately prior to such issuance, the Exercise Price in effect immediately prior to each such issuance shall immediately (except as provided below) be reduced to the price determined by dividing (A) an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance multiplied by the Exercise Price in effect immediately prior to such issuance and (y) the consideration, if any, received by the Company upon such issuance, by (B) the total number of shares of Common Stock outstanding immediately after such issuance.

For the purposes of any adjustment of the Exercise Price pursuant to this clause (i) of this Section 3.1(a), the following provisions shall be applicable:


(A) Cash. In the case of the issuance of Common Stock for cash, the amount of the consideration received by the Company shall be deemed to be the amount of the cash proceeds received by the Company for such Common Stock before deducting therefrom any reasonable discounts, commissions, taxes or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

(B) Consideration Other Than Cash. In the case of the issuance of Common Stock (otherwise than upon the conversion of shares of capital stock or other securities of the Company) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors in good faith, irrespective of any accounting treatment; provided, however, that such fair value as determined by the Board of Directors shall not exceed the aggregate fair market value of the shares of Common Stock being issued as of the date the Board of Directors authorizes the issuance of such shares.

(ii) Options and Convertible Securities. In case, at any time, the Company shall issue any (a) options, warrants or other rights to purchase or acquire Common Stock other than Excluded Stock (whether or not at the time exercisable), (b) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exercisable) or (c) options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable), the Exercise Price in effect immediately prior to each such issuance shall immediately (except as provided below) be reduced to the lower of the prices determined in accordance with subparagraph (A) and (B) of Section 3.1(a)(i) and the following:

(A) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subparagraph (A) and (B) above), if any, received by the Company upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby;

(B) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities and the exercise of any related options, warrants or rights (the consideration in each case to be determined in the manner provided in subparagraph (A) and (B) above);

(C) on any change in the number of shares of Common Stock deliverable upon exercise of any such options, warrants or rights of conversion or of exchange for such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion or exchange, including, but not limited to, a change resulting from the antidilution provisions thereof, the Exercise Price as then in effect shall forthwith be readjusted to such Exercise Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or securities not converted or exchanged prior to such change, on the basis of such change;

(D) on the expiration or cancellation of any such options, warrants or rights, or the termination of the right to convert or exchange such convertible or exchangeable securities, if the Exercise Price shall have been adjusted upon the issuance thereof, the Exercise Price shall forthwith be readjusted to such Exercise Price as would been obtained had an adjustment been made upon the issuance of such options, warrants, rights or securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such securities;
and

(E) if the Exercise Price shall have been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Exercise Price shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof;

provided, however, that no increase in the initial Exercise Price shall be made pursuant to this Section 3.1(a)(ii) (except as necessary to reverse a decrease in the Exercise Price under the circumstances described in subparagraph (ii)(D)).

(iii) Excluded Stock. "Excluded Stock" shall mean shares of Common Stock issued or reserved for issuance by the Company;
(A) upon exercise of any options or warrants issued to officers, directors, consultants,

or employees of the Company pursuant to a stock option incentive plan approved by the Board of Directors of the Company (provided that the aggregate number of shares of Common Stock which may be issued under any employee stock option incentive plans shall not exceed ten percent (10%) shares of Common Stock of the Company;
(B) upon exercise of this Warrant; (C) pursuant to a stock dividend, subdivision or split-up covered by Section 3.1(a)(iv); or (D) in connection with a firm underwritten public offering of Common
Stock by the Company; (E) in connection with the issuance of shares in a private placement of at least $2,500,000 of the Company s equity securities or; (F) pursuant to an acquisition or merger involving the issuance of the Company s Common Stock.

(iv) Stock Dividends. If the number of outstanding shares of Common Stock is increased at any time after the date of this Warrant by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then immediately after the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or the effective date of such subdivision or split-up, as the case may be, the Exercise Price shall be appropriately adjusted so that the adjusted Exercise Price shall bear the same relation to the Exercise Price in effect immediately prior to such adjustment as the total number of shares of Common Stock outstanding immediately prior to such action shall bear to the total number of shares of Common Stock outstanding immediately after such action.

(v) Combination of Stock. If the number of outstanding shares of Common Stock is decreased at any time after the date of issuance of this Warrant by a combination of such shares, then, immediately after the effective date of such combination, the Exercise Price shall be appropriately adjusted so that the adjusted Exercise Price shall bear the same relation to the Exercise Price in effect immediately prior to such adjustment as the total number of outstanding shares of Common Stock immediately prior to such action shall bear to the total number of outstanding shares of Common Stock immediately after such action.

(vi) Reorganizations. In case of any capital reorganization of the Company, or of any reclassification of the Common Stock, or in case of the consolidation of the Company with or the merger of the Company with or into any other Person or of the sale, lease or other transfer of all or substantially all of the assets of the Company to any other Person, this Warrant shall, after such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer, be exercisable for the number of shares of stock or other securities or property to which the Common Stock issuable (at the time of such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer) upon exercise of this Warrant would have been entitled to receive upon such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer if such exercise had taken place; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holder of this Warrant shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. In case of any distribution by the Company of any security (including rights or warrants to subscribe for any such securities but excluding
Common Stock and any securities referred to in Section 3.1(a)(ii) of the Company, evidence of its indebtedness, cash or other assets to all of the holders of its Common Stock, then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction the numerator of which shall be the total number of outstanding shares of Common Stock multiplied by the Current Market Price on the record date mentioned below, less the fair market value (as determined in good faith by the Board of Directors) of the securities, evidences of its indebtedness, cash or other assets distributed by the Company and the denominator of which shall be the total number of outstanding shares of Common Stock multiplied by the Current Market Price; such adjustment shall become effective as of the record date for the determination of stockholders entitled to receive such distribution. The subdivision or combination of shares of Common Stock issuable upon exercise of this Warrant at any time outstanding into a greater or lesser number of shares of Common
Stock (whether with or without par value) shall not be deemed to be a reclassification of the Common Stock of the Company for the purposes of this clause (vi).

(vii) Rounding of Calculations; Minimum Adjustment. All calculations under this Section 3.1(a) and under Section 3.1(b) shall be made to the nearest cent or to the nearest whole share (as provided in Section 1.2), as the case may be. Any provision of this Section 3.1 to the contrary notwithstanding, no adjustment in the Exercise Price shall be made if the amount of such adjustment would be less than one percent, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate one percent or more.

(viii) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 3.1(a) shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event issuing to the holder of this Warrant the additional shares of Common Stock or other property issuable or deliverable upon exercise by reason of the adjustment required by such event over and above the shares of Common Stock or other property issuable or deliverable upon such exercise before giving effect to such adjustment; provided, however, that the Company upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares or other property, and such cash, upon the occurrence of the event requiring such adjustment.

(b) Statement Regarding Adjustments. Whenever the Exercise Price shall be adjusted as provided in Section 3.1(a), and upon each change in the number of shares of the Common Stock issuable upon exercise of this Warrant, the Company shall forthwith file, at the office of any transfer agent for this Warrant and at the principal office of the Company, a statement showing in detail the facts requiring such adjustment and the Exercise
Price and new adjustment, and the Company shall also cause a copy of such statement to be given to the holder of this Warrant. Each such statement shall be signed by the Company's chief financial or accounting officer. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 3.1(c).

(c) Notice to Holders. In the event the Company shall propose to take any action of the type described in Section 3.1(a)(i) or (ii) (but only if the action of the type described in such clauses or (v) of
Section 3.1(a)), the Company shall give notice to the holder of this Warrant, in the manner set forth in Section 6.6, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(d) Treasury Stock. For the purposes of this Section 3.1, the sale or other disposition of any Common Stock of the Company theretofore held in its treasury shall be deemed to be an issuance thereof.

3.2 Costs. The Company shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock of the Company upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of this Warrant in respect of which such shares are being issued.

3.3 Reservation of Shares. The Company shall reserve at all times so long as this Warrant remains outstanding, free from preemptive rights, out of its treasury or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the exercise of this Warrant, sufficient shares of Common Stock to provide for the exercise hereof.

3.4 Valid Issuance. All shares of Common Stock which may be issued upon exercise of this Warrant will upon issuance by the Company be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof attributable to any act or omission by the Company, and the Company shall take no action which will cause a contrary result (including without limitation, any action which would cause the Exercise Price to be less than the par value, if any, of the Common Stock).


ARTICLE IV

TERMS DEFINED

4.1 As used in this Warrant, unless the context otherwise requires, the following terms have the respective meanings set forth below or in the Section indicated:

(a)    Board of Directors -- the Board of Directors of the Company.

(b) Common Stock -- the Company's authorized Common Stock, no par value per share.

(c)    Company   Leapfrog Smart Products, Inc., a Colorado corporation,
f/k/a Albara Corporation, and any other corporation assuming or required to assume the obligations undertaken in connection with this Warrant.

(d) Current Market Price -- of shares of Common Stock shall mean, per share:

          (i) if the Common Stock is listed on a national securities exchange (as defined in the Securities Exchange Act of 1934, as amended), the closing price for a share of Common Stock on the last trading day immediately preceding the date of the event for which such determination is made;

          (ii) if the Common Stock is listed on NASDAQ, the average of the last reported bid and asked prices for the last trading date immediately preceding the date of the event for which such determination is made; and

          (iii) if the Common Stock is not listed on a national securities exchange or NASDAQ, the fair market value as determined by the Board of Directors of the Company in good faith.

(e)    Excluded Stock -- Section 3.1(a)(iii).

          (f) Outstanding -- when used with reference to Common Stock at any date, all issued shares of Common Stock (including, but without duplication, shares deemed issued pursuant to Article III) at such date, except shares then held in the treasury of the Company.

          (g) NASDAQ -- The National Association of Securities Dealers, Inc. Automated Quotation System.

          (h) Net Income After Taxes -- the consolidated net income of the Company determined in accordance with generally accepted accounting principles.

          (i) Person -- any individual, corporation, partnership, trust, organization, association or other entity or individual.

          (j) Securities Act -- the Securities Act of 1933 and the rules and regulations thereunder, all as the same shall be in effect at the time.

          (k) Warrant -- this Warrant and any successor or replacement Warrant delivered in accordance with the provision of this Warrant.

(l)    Warrant Office -- Section 2.1.

          (m) Warrant Shares -- shall mean the shares of Common Stock purchased or purchasable by the registered holder of this Warrant or the permitted assignees of such holder upon exercise thereof pursuant to Article I hereof.

ARTICLE V

COVENANT OF THE COMPANY

The Company covenants and agrees that this Warrant shall be binding upon any corporation succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.


ARTICLE VI

MISCELLANEOUS


6.1 Entire Agreement. This Warrant contains the entire agreement between the holder hereof and the Company with respect to the shares which he can purchase upon exercise hereof and the related transactions and supersedes all prior arrangements or understanding with respect thereto.

6.2 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Texas.

6.3 Waiver and Amendment. Any term or provision of this Warrant may be waived at any time by the party which is entitled to the benefits thereof and any term or provision of this Warrant may be amended or supplemented at any time by agreement of the holder hereof and the Company, except that any waiver of any term or condition, or any amendment or supplementation, of this Warrant must be in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Warrant shall not in any way effect, limit or waive a party's rights hereunder at anytime to enforce strict compliance thereafter with every term or condition of this Warrant.

6.4 Illegality. In the event that any one or more of the provisions contained in this Warrant shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Warrant shall not, at the election of the party for whom the benefits of the provision exists, be in any way impaired.

6.5 Copy of Warrant. A copy of this Warrant shall be filed among the records of the Company.

6.6 Notice. Any notice or other document required or permitted to be given or delivered to the holder hereof shall be delivered at, or sent by certified or registered mail to such holder at, the last address shown on the books of the Company maintained at the Warrant Office for the registration of this Warrant or at any more recent address of which the holder hereof shall have notified the Company in writing. Any notice or other document required or permitted to be given or delivered to the Company, other than such notice or documents required to be delivered to the Warrant Office, shall be delivered at, or sent by certified or registered mail to, the office of the Company at 545 Delaney Ave., Orlando FL
32801, or such other address within the continental United States of America as shall have been furnished by the Company to the holders of this Warrant.

6.7 Limitation of Liability; Not Stockholders. No provision of this Warrant shall be construed as conferring upon the holder hereof the right to vote, consent, receive dividends or receive notices other than as herein expressly provided in respect of meetings of stockholders for the election of directors of the Company or any other matter whatsoever as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the purchase price of any shares of Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

6.8 Exchange, Loss, Destruction, etc. of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of this Warrant, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of this Warrant, the Company will make and deliver a new Warrant of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant; provided, however, that the original recipient of this Warrant shall not be required to provide any such bond of indemnity and may in lieu thereof provide his agreement of indemnity. Any Warrant issued under the provisions of this
Section 6.8 in lieu of any Warrant alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Company. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 6.8.

6.9 Headings. The Article and Section and other headings herein are for convenience only and are not a part of this Warrant and shall not affect the interpretation thereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name.



COMPANY:


Dated:  November ___, 1999


LEAPFROG SMART PRODUCTS, INC.
f/k/a ALBARA CORPORATION


________________________________
By: Randolph Tucker
Title: Chief Executive Officer


                               SUBSCRIPTION NOTICE


The undersigned, the holder of the foregoing Warrant, hereby elects to exercise purchase rights represented by said Warrant for, and to purchase thereunder __________________ shares of the Common Stock covered by said Warrant and herewith makes payment in full therefor pursuant to Section 1.1 of such Warrant, and request (a) that certificates for such shares (and any securities or other property issuable upon such exercise) be issued in the name of, and delivered to, _________________________________________
____________________ and (b) if such shares shall not include all of the shares issuable as provided in said Warrant, that a new Warrant of like tenor and date for the balance of the shares issuable thereunder be delivered to the undersigned.


____________________________________




Dated: ____________________, 20__



                                   ASSIGNMENT

For value received, _______________________________________
hereby sells, assigns and transfers unto _________________________ the within Warrant, together with all right, title and interest therein and does hereby irrevocably constitute and appoint _____________________________________________
___________ attorney, to transfer said Warrant on the books of the Company, with full power of substitution.


____________________________________


Dated: ____________________, 19__